                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          EBONY & GOLD VENTURES, INC.,

                           EG ACQUISITIONS CORPORATION

                                       AND

                               booktech.com, inc.

                                TABLE OF CONTENTS

I.     THE MERGER.................................................................................................2
       ss.1.01    The Merger......................................................................................2
       ss.1.02    Effective Time..................................................................................2
       ss.1.03    Closing.........................................................................................3
       ss.1.04    Articles of Organization and By-Laws............................................................3
       ss.1.05    Conversion of Securities........................................................................3
       ss.1.06    Closing Deliveries..............................................................................4
       ss.1.07    Surrender of Shares.............................................................................4

II.    OTHER AGREEMENTS...........................................................................................5
       ss.2.01    Tax Free Exchange...............................................................................5
       ss.2.02    Stock Option Plan...............................................................................5
       ss.2.03    Financing.......................................................................................6
       ss.2.04    Conversion of Advances..........................................................................6
       ss.2.05    Cash On Hand of Parent..........................................................................7
       ss.2.06    Capital Structure...............................................................................7
                  (a)    Authorized Shares........................................................................7
                  (b)    Issued and Outstanding Shares............................................................7
                  (c)    Issued and Outstanding Options and Warrants..............................................8
       ss.2.07    Registration Rights.............................................................................9
       ss.2.08    Consulting Agreement...........................................................................11
       ss.2.09    Board of Directors.............................................................................11
       ss.2.10    Hershey Loan...................................................................................11
       ss.2.11    Shepard Debt...................................................................................11
       ss.2.12    Change of Name.................................................................................12
       ss.2.13    Employment Agreements..........................................................................12
       ss.2.13    Use of Proceeds................................................................................12

III.   REPRESENTATIONS AND WARRANTIES............................................................................12
       ss.3.01    Representations and Warranties of Parent and Merger-Sub........................................12
                  (a)    Organization and Qualification..........................................................13
                  (b)    Organizational Documents; Capital Stock.................................................13
                  (c)    Authority Relative to this Agreement....................................................14
                  (d)    Non-Contravention; Approvals and Consents...............................................15
                  (e)    Financial Statements....................................................................17
                  (f)    NASD Report.............................................................................18
                  (g)    Absence of Certain Changes or Events....................................................19
                  (h)     Absence of Undisclosed Liabilities.....................................................19
                  (i)    Legal Proceedings.......................................................................20
                  (j)    Information Supplied....................................................................20
                  (k)    Compliance with Laws and Orders.........................................................21
                  (l)    Compliance with Agreements; Certain Agreements..........................................21
                  (m)    Employee Benefit Plans..................................................................22
                  (n)    Patents, Trademarks, Et Cetera..........................................................22

                  (o)    Insurance...............................................................................22
                  (p)    Labor Matters...........................................................................22
                  (q)    Tangible Property, Business, Assets, etc................................................23
                  (r)    Tax Matters.............................................................................23
                  (s)    Brokers.................................................................................25
                  (t)    Consents Without Any Condition..........................................................25
                  (u)    Present Intention Not to Sell...........................................................25
                  (v)    Subsidiaries............................................................................25
                  (w)    No Material Adverse Change..............................................................26
                  (x)    Leases..................................................................................26
                  (y)    Contracts...............................................................................26
                  (z)    Powers of Attorney......................................................................26
                  (aa)   Insurance and Risk Management...........................................................27
                  (bb)   Environment, Health, and Safety.........................................................28
                  (cc)   Affiliated Transaction..................................................................35
                  (dd)   Government Contracts....................................................................35
                  (ee)   No Illegal Payments, Etc................................................................35
                  (ff)   Books and Records.......................................................................36
                  (gg)   Consents................................................................................36
                  (hh)   Disclosure..............................................................................36
                  (ii)   Accuracy of Information.................................................................36
                  (jj)   Tax Free Transaction....................................................................37

       ss.3.02    Representations and Warranties of booktech.....................................................37
                  (a)    Organization and Qualification..........................................................37
                  (b)    Organizational Documents; Capital Stock.................................................38
                  (c)    Authority Relative to this Agreement....................................................39
                  (d)    Non-Contravention; Approvals and Consents...............................................40
                  (e)    Patents, Trademarks, Intangibles........................................................41
                  (f)    Financial Statements....................................................................42
                  (g)    Absence of Certain Changes or Events....................................................42
                  (h)    Absence of Undisclosed Liabilities......................................................43
                  (i)    Legal Proceedings.......................................................................43
                  (j)    Information Supplied....................................................................43
                  (k)    Compliance with Laws and Orders.........................................................44
                  (l)    Compliance with Agreements..............................................................44
                  (m)    Brokers.................................................................................45
                  (n)    Consents Without Any Condition..........................................................45
                  (o)    Tax Matters.............................................................................45
                  (p)    Employee Benefit Plans..................................................................46
                  (q)    Intangibles.............................................................................47
                  (r)    Insurance...............................................................................47
                  (s)    Labor Matters...........................................................................47
                  (t)    Tangible Property, Business, Assets, etc................................................48
                  (x)    Present Intention Not to Sell...........................................................48
                  (y)    Subsidiaries............................................................................48

                  (z)    No Material Adverse Change..............................................................49
                  (aa)   Leases..................................................................................49
                  (bb)   Contracts...............................................................................49
                  (cc)   Powers of Attorney......................................................................49
                  (dd)   Insurance and Risk Management...........................................................49
                  (ee)   Environment, Health, and Safety.........................................................50
                  (ff)   Affiliated Transaction..................................................................57
                  (gg)   Government Contracts....................................................................57
                  (hh)   No Illegal Payments, Etc................................................................57
                  (ii)   Books and Records.......................................................................58
                  (jj)   Consents................................................................................58

IV.    COVENANTS.................................................................................................58
       ss.4.01    Covenants of Parent and Merger-Sub.............................................................58
                  (a)    Articles of Incorporation and By-Laws...................................................58
                  (b)    Shares, Options and Warrants............................................................58
                  (c)    Dividends and Purchases of Stock........................................................59
                  (d)    Borrowing of Money; Working Capital.....................................................59
                  (e)    Access..................................................................................59
                  (f)    Conduct of Business.....................................................................60
                  (g)    Advice of Changes.......................................................................60
                  (h)    Public Statements.......................................................................61
                  (i)    Other Proposals.........................................................................61
                  (j)    Consents Without Any Condition..........................................................62
                  (k)    Transfer Taxes..........................................................................62
                  (l)    Issuance of Stock.......................................................................63
                  (m)    Directors' and Officers' Insurance......................................................63
                  (n)    OTCBB Listing...........................................................................64
                  (o)    Approval of Board of Directors..........................................................64
                  (p)    SEC Filings.............................................................................64
                  (q)    Reputable Investor......................................................................64
                  (r)    AMEX Listing............................................................................65
                  (s)    Notices and Consents....................................................................65
                  (t)    Written Consent of Sole Stockholder.....................................................65
                  (u)    Confidentiality.........................................................................65
                  (v)    General.................................................................................66

       ss.4.02    Covenants of booktech..........................................................................66
                  (a)    Articles of Organization and By-Laws....................................................66
                  (b)    Shares, Options and Warrants............................................................67
                  (c)    Borrowing of Money; Working Capital.....................................................67
                  (d)    Access..................................................................................67
                  (e)    Conduct of Business.....................................................................68
                  (f)    Advice of Changes.......................................................................68
                  (g)    Public Statements.......................................................................68
                  (h)    Securities Law Exemption................................................................69

                  (i)    Approval of Board of Directors..........................................................69
                  (j)    Break-Up Fee............................................................................69
                  (k)    Stockholders Meeting....................................................................69
                  (l)    Confidentiality.........................................................................70
                  (m)    General.................................................................................70

V.     CONDITIONS................................................................................................71
       ss.5.01    Conditions to Each Party's Obligation to Effect the Merger.....................................71
                  (a)    Stockholder Approval....................................................................71
                  (b)    State Securities Laws...................................................................71
                  (c)    No Injunctions or Restraints............................................................71
                  (d)    Consents and Approvals..................................................................71
                  (e)    Customary Documents.....................................................................72
       ss.5.02    Conditions to Obligation of Parent and Merger-Sub to Effect the Merger.........................72
                  (a)    Representations and Warranties..........................................................72
                  (b)    Performance of Obligations..............................................................73
                  (c)    Other Closing Documents.................................................................73
                  (d)    Review of Proceedings...................................................................73
                  (e)    Legal Action............................................................................73
                  (f)    Certificates............................................................................74
                  (g)    Opinion.................................................................................74
       ss.5.03    Conditions to Obligation of booktech to Effect the Merger......................................74
                  (a)    Representations and Warranties..........................................................74
                  (b)    Performance of Obligations..............................................................74
                  (c)    Other Closing Documents.................................................................75
                  (d)    Review of Proceedings...................................................................75
                  (e)    Legal Action............................................................................75
                  (f)    NASD Bulletin Board Listing.............................................................75
                  (g)    Tax-Free Exchanges......................................................................76
                  (h)    Capital.................................................................................76
                  (i)    Consents................................................................................76
                  (j)    Certificates............................................................................76
                  (k)    Opinion.................................................................................76
                  (l)    Due Diligence...........................................................................76
                  (m)    No Material Adverse Change..............................................................77

VI.    TERMINATION...............................................................................................77
       ss.6.01    Termination....................................................................................77
       ss.6.02    Effect of Termination..........................................................................78

VII.   INDEMNIFICATION...........................................................................................79
       ss.7.01    Indemnification by Parent......................................................................79
       ss.7.02    Indemnification by booktech....................................................................79
       ss.7.03    Third Party Claims.............................................................................80

VIII.  MISCELLANEOUS.............................................................................................82
       ss.8.01    Further Actions................................................................................82
       ss.8.02    Availability of Equitable Remedies.............................................................82
       ss.8.03    Survival.......................................................................................82
       ss.8.04    Modification...................................................................................83
       ss.8.05    Notices........................................................................................83
       ss.8.06    Waiver ........................................................................................84
       ss.8.07    Binding Effect.................................................................................84
       ss.8.08    No Third-Party Beneficiaries...................................................................85
       ss.8.09    Severability...................................................................................85
       ss.8.10    Merger; Assignability..........................................................................85
       ss.8.11    Headings.......................................................................................85
       ss.8.12    Counterparts; Governing Law; Jurisdiction......................................................85
       ss.8.13    Waiver of Jury Trial...........................................................................87
       ss.8.14    Expenses ......................................................................................87
       ss.8.15    Incorporation of Exhibits and Schedules........................................................87
       ss.8.16    Specific Performance...........................................................................87

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          EBONY & GOLD VENTURES, INC.,

                           EG ACQUISITIONS CORPORATION

                                       AND

                               booktech.com, inc.

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is dated as of March 31st, 2000, by and among Ebony & Gold Ventures, Inc., a Nevada corporation, whose address is c/o Verus International Ltd., Hanger 5, 4360 Agar Drive, Richmond, British Columbia V7B 1A3 ("Parent"), EG Acquisitions Corporation, a Nevada corporation, whose address is c/o Verus International Ltd., Hanger 5, 4360 Agar Drive, Richmond, British Columbia V7B 1A3 ("Merger-Sub") and booktech.com, inc., a Massachusetts corporation, whose address is 42 Cummings Park, Woburn, Massachusetts 01801 ("booktech"). Merger-Sub is a wholly owned subsidiary of Parent. booktech shall be the surviving entity of the proposed merger between Merger-Sub and booktech and, in such capacity, booktech shall sometimes be referred to herein as the "Surviving Corporation." Merger-Sub and booktech are collectively referred to herein as the "Constituent Entities."

                              W I T N E S S E T H:

                  WHEREAS, the Board of Directors of booktech and the Boards of Directors of Parent and Merger-Sub have determined that it is advisable and in the best interests of their respective stockholders to consummate the business combination transaction provided for herein, in which Merger-Sub would merge with and into booktech (the "Merger"); and

                  WHEREAS, Parent, Merger-Sub and booktech intend that the Merger constitute a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as a series of transactions qualifying under Section 351 of the Code, and that this agreement shall constitute a plan for purposes of Sections 351 and 368 of the Code.

                  WHEREAS, Parent, Merger-Sub and booktech desire to make certain agreements in connection with the Merger;

                  NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.       THE MERGER.

                  ss.1.01    The Merger

                  At the Effective Time (as defined in Section 1.02), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the Massachusetts Business Corporation Law (the "MBCL"), and the Nevada Mergers & Acquisitions Law (the "NMAL"), Merger-Sub shall be merged with and into booktech. booktech shall be the surviving entity in the Merger, and shall succeed to and assume all the rights and obligations of Merger-Sub in accordance with the MBCL and the NMAL. The name of the Surviving Corporation shall be booktech.com, inc. (Massachusetts).

                  ss.1.02    Effective Time.

                  On or after the Closing (as defined in Section 1.03), the parties shall file two (2) certificates of merger (the "Certificates of Merger") one each with the Secretaries of State of Massachusetts and Nevada as provided in the MBCL and NMAL, respectively. The Merger shall become effective as soon as the Certificates of Merger have been filed (the time when the Merger becomes effective being hereinafter referred to as the "Effective Time").

                  ss.1.03    Closing.

                  (a) Subject to the provisions of Section 2.03 hereof, the closing of the Merger (the "Closing") shall take place at the offices of Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York 10019-4315 at 5.00 p.m.. on or before March 31, 2000 (the "Closing Date").

                  (b) The Closing will be effective as of the Effective Time.

                  ss.1.04    Articles of Organization and By-Laws.

                  The Amended and Restated Articles of Organization and Amended By-Laws attached hereto as Exhibit 1.04(a) and 1.04(b), respectively (the "Articles of Organization" and "By-Laws") shall become the Articles of Organization and By-Laws of the Surviving Corporation, in each case until thereafter changed or amended as provided therein or by applicable law.

                  ss.1.05    Conversion of Securities.

                  (a) At the Effective Time, each share of Merger-Sub outstanding immediately prior to the Closing date shall, by virtue of the Merger and without any further action on the part of the holders thereof, be converted into one (1) share of common stock of booktech.

                  (b) At the Effective Time, 21,810 shares of common stock of booktech outstanding immediately prior to the Closing Date shall, by virtue of the Merger and without any further action on the part of the holders thereof, be canceled and converted into 7,520,690 shares of common stock, par value $.00042 per share, of Parent (the "Common Stock") and 3,190 shares of common stock of booktech shall be converted into 1,100,000 shares of Series B

Preferred Stock par value $.00042 per share of Parent (the "Series B Preferred Stock"), for an aggregate of 7,520,690 shares of Common Stock and 1,100,000 shares of Series B Preferred Stock, (the "Merger Consideration").

                  (c) At the Effective Time, the separate existence of Merger-Sub shall cease. The Surviving Corporation shall continue its corporate existence under the laws of the Commonwealth of Massachusetts, and Parent shall be the holder of all the issued and outstanding shares of the Surviving Corporation capital stock.

                  (d) At the Effective Time, each outstanding option to purchase shares of common stock of booktech held by Ted Bernhardt ("Mr. Bernhardt"), whether or not then exercisable, shall be canceled and converted into an option to purchase 344.8275862 shares of Common Stock (the "Option"), for an aggregate of 344,828 shares of Parent Common Stock at an exercise price of $0.29 per share.

                  ss.1.06    Closing Deliveries.

                  At the Closing, there shall be delivered to booktech, Parent and Merger-Sub the certificates and other documents and instruments required to be delivered under Article V.

                  ss.1.07    Surrender of Shares.

                  (a) Promptly after the Effective Time, Parent shall cause to be mailed to each individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization, or governmental entity (a "Person") who was, at the Effective Time, a holder of record of shares entitled to receive the Merger Consideration pursuant to Section 1.05, a form of letter of transmittal which shall specify (i) that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to Parent and (ii) shall include instructions for use in effecting the surrender of the Certificates. Upon surrender of a Certificate to Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share formerly evidenced by such Certificate, payable to such holder in accordance with the provisions of Sections 1.05 hereof and such Certificate shall then be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered on the stock transfer books of booktech, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer.

                  (b) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of Parent may impose, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance herewith.

II.      OTHER AGREEMENTS.

                  ss.2.01    Tax Free Exchange.

                  The parties will seek to accomplish the Merger and the related transactions as tax-free exchanges by the holders of the shares of booktech.

                  ss.2.02    Stock Option Plan.

                  As of the Closing Date, the 2000 Stock Option Plan attached hereto as Exhibit 2.02 (the "Stock Option Plan") shall have been adopted by Parent, pursuant to which options to purchase an aggregate of 5,000,000 shares of Common Stock shall be reserved for issuance.

                  ss.2.03    Financing.

                  On or before the Closing Date, and as a condition to the Closing, Parent, pursuant to Regulation S or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), shall have issued and sold 4,666,667 shares of Common Stock for a total aggregate sale price of $7,000,000 (the "Financing"), provided that, in lieu of cash, a portion of such amount may be evidenced by the assignment by Verus International Ltd., a Barbados corporation ("Verus") or its assignees, to Parent, of its right to repayment of advances (the "Advances") made to booktech, in the aggregate amount of $2,000,000. In connection with the Financing the purchasers shall receive warrants to purchase in the aggregate 833,333 shares of Common Stock (the "Warrants"), at an exercise price of $1.50 per share. The Warrants shall be exercisable beginning 180 days following the Closing and shall terminate on the second anniversary of the Closing.

                  ss.2.04    Conversion of Advances.

                  If the Closing does not occur on or before March 31, 2000, all Advances outstanding on March 31, 2000, or on the earlier date of termination of this Agreement pursuant to Sections 2.03 and Article VI (other than termination by booktech pursuant to Section 6.01(d)) shall automatically be converted into equity of booktech based on a pre-money valuation of $7,500,000 of booktech, and this agreement shall be terminated. In the event booktech terminates the Agreement pursuant to Section 6.01(d) hereof, the Advances then outstanding shall at booktech's option, either be converted into equity of booktech as set forth in this Section 2.04 or shall be paid in full in immediately available funds, together with all accrued and unpaid interest thereon.

                  ss.2.05    Cash On Hand of Parent.

                  As of the Closing Date, and as of the Effective Time, Parent shall have cash on hand of not less than $7,000,000 less (i) the amount of any portion of the Advances contributed to Parent in exchange for the issuance of Common Stock and Warrants; (ii) the reasonable fees and expenses incurred by Verus and/or Parent and in connection with the transactions contemplated hereby, which shall not exceed $100,000, (iii) the reasonable fees and expenses paid to Camhy Karlinsky & Stein LLP in connection with the Merger and the related transactions and (iv) the reasonable fees and expenses incurred by booktech in connection with transactions contemplated hereby.

                  ss.2.06    Capital Structure.

                  As of the Closing Date, and as of the Effective Time, Parent shall have the following capital structure:

                  (a)      Authorized Shares.

                  59,523,810 shares of capital stock, consisting of (i) 54,523,810 shares of Common Stock and (ii) 5,000,000 shares of blank check convertible preferred stock; and

                  (b)      Issued and Outstanding Shares.

                           (i) 4,666,667 shares of Common Stock, issued to the
                  purchasers of the Common Stock pursuant to the Financing with the names of such purchasers and the amount of Common Stock owned as set forth on Schedule 2.06(b)(i) (the "Purchasers");

                           (ii) 5,000,000 shares of authorized issued and
                  outstanding shares of Common Stock owned of record and beneficially by the existing shareholders of Parent listed on
                  Schedule 2.06(b)(ii) attached hereto;

                           (iii) 1,379,310 shares of Common Stock, issued to the
                  holders of membership interests of Virtuosity, in exchange for property of Virtuosity contributed to Parent pursuant to the Contribution Agreement by and among Virtuosity and Parent in the form attached hereto as Exhibit 2.06(b)(iii) (the "Contribution Agreement");

                           (iv) 7,520,690 shares of Common Stock, and 1,100,000
                  shares of Series B Preferred Stock issued to the former holders of common stock of booktech, in exchange for all their capital stock in booktech; and

                           (v) 2,135,301 shares of Series A Preferred Stock of
                  the Parent (the "Series A Preferred Stock"), issued to the former holders of $2,815,000 principal amount of notes of booktech (the "Hershey Notes"), in exchange for all such Hershey Notes and accrued interest thereon. Parent shall reserve the aggregate number of shares of Common Stock underlying the Series A Preferred Stock for fulfillment thereof in the event such Series A Preferred Stock is converted.

                  (c)      Issued and Outstanding Options and Warrants.

                           (i) Warrants in the form attached hereto as Exhibit
                  2.06(c) to purchase 833,333 shares of Common Stock at an exercise price of $1.50 per share, issued to the Purchasers of Common Stock pursuant to the Financing. Parent shall reserve the aggregate number of shares of Common Stock underlying the Warrants for issuance upon exercise of such Warrants; and

                           (ii) the Option to purchase 344,828 shares of Common
                  Stock at an exercise price of $0.29 per share, issued to Ted Bernhardt.

                  ss.2.07    Registration Rights.

                  (a) Subject to the completion of an audit and the preparation and delivery to Parent of all required audited financial statements by the Surviving Corporation's Auditors, Parent shall use its best efforts to file and effect a registration statement (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and any other governmental requirements or regulations), within ninety (90) days from the date of the Closing, but in no event later than one hundred twenty (120) days from the date of the Closing, with the Securities and Exchange Commission (the "SEC") relating to (i) 4,666,667 shares of Common Stock issued pursuant to the Financing; (ii) an aggregate of 327,586 shares of Common Stock, representing five percent (5%) of Common Stock and the Common Stock underlying the Series B Preferred Stock held by the former holders of equity of booktech and Virtuosity, excluding the shares of Common Stock held by the officers of Parent and their immediate family members, (the "Affiliates"), on a pro rata basis; and (iii) an aggregate of 21,353 shares of Common Stock representing five percent (5%) of the Common Stock underlying the Series A Preferred Stock.

                  (b) Parent shall use its best efforts to file and effect a registration statement with the SEC (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Exchange Act and any other governmental requirements or regulations), within thirty (30) days after the exercise of the Warrants in part or in whole (but not for less than 333,333 shares of common stock) or within six (6) months of the effective date of the registration statement filed pursuant to Section 2.07(a) above, whichever is sooner, relating to (i) the shares of Common Stock underlying the Warrants; (ii) an aggregate of 655,172 shares of Common Stock, representing ten percent (10%) of Common Stock and the Common Stock underlying the Series B Preferred Stock held by the former holders of equity of booktech and Virtuosity, excluding the shares of Common Stock held by the Affiliates, on a pro rata basis; (iii) an aggregate of 344,827 shares of Common Stock, representing ten percent (10%) of the shares of Common Stock held by the Affiliates, on a pro rata basis; provided that as a condition to inclusion of any Affiliates shares in such registration, each Affiliate shall agree to execute a lock-up agreement substantially in the form of Exhibit 2.07(b) hereto (the "Lock-Up Agreement"), pursuant to which each such Affiliate shall agree not to sell or otherwise dispose of the shares of Common Stock or any direct or indirect interest therein for a period of one (1) year following the Closing; (iv) an aggregate of 42,706 shares of Common Stock representing ten percent (10%) of the Common Stock underlying the Series A Preferred Stock; and (v) an aggregate of 34,482 shares of Common Stock, representing ten percent (10%) of Common Stock underlying Mr. Bernhardt's Options; provided that as a condition to inclusion of his shares in such registration, Mr. Bernhardt agrees to execute a Lock-Up Agreement, pursuant to which he shall agree not to sell or otherwise dispose of Common Stock or any direct or indirect interest therein for a period of one year following the Closing. Parent shall use its best efforts to have each such registration statement declared effective within seventy-five (75) days after filing with the SEC.

                  ss.2.08    Consulting Agreement.

                  At the Closing, Parent and Verus shall enter into a consulting agreement (the "Consulting Agreement"), for a term of two (2) years, which shall provide that, for services rendered in connection with such agreement, Verus shall be paid $15,000 per month. The form of Consulting Agreement is attached hereto as Exhibit 2.08.

                  ss.2.09    Board of Directors.

                  The Board of Directors of Parent and the Surviving Corporation shall consist of seven (7) persons, three (3) of whom shall be selected by Verus, four (4) of whom shall be selected by the former equity holders of booktech. Directors nominated at the 2000 Annual Meeting of Parent shall consist of seven (7) persons, three (3) of whom shall be nominated by Verus, four (4) of whom shall be nominated by the former equity holders of booktech.

                  ss.2.10    Hershey Loan.

                  Frank Challant, Bonnie Hershey, Dennis Hershey, Julie A. Hershey Trust, Noah B. Hershey Trust, Aaron M. Hershey Trust, Morris A. Shepard and Ruth Anne Shepard (together, the "Hershey Investors") have loaned an aggregate of $2,815,000 to booktech (the "Hershey Loan"). At the Closing, the Hershey Loan, including all accrued but unpaid interest, which together with the Hershey Loan equals approximately $3,216,171, will be contributed to Parent in exchange for an aggregate of 2,135,301 shares of Series A Preferred Stock.

                  ss.2.11    Shepard Debt.

                  All outstanding obligations of Morris A. Shepard incurred on behalf of booktech, not to exceed $325,000, shall be paid by Surviving Corporation upon the Closing.

                  ss.2.12    Change of Name.

                  Contemporaneously with the Merger the name of Parent shall be changed to booktech.com, inc. and the name of booktech shall be changed to booktech.com, inc. (Massachusetts).

                  ss.2.13    Employment Agreement.

                  At the Closing, Parent shall enter into an employment agreement with Morris A. Shepard, Ph.D. ("Dr. Shepard"), attached hereto as
Exhibit 2.13(a) pursuant to which Dr. Shepard shall serve as President and Chief Executive Officer of Parent and Surviving Corporation, and on such other terms and conditions as shall be reasonably acceptable to Parent and Dr. Shepard (the "Shepard Employment Agreement").

                  ss.2.14    Use of Proceeds.

                  Attached hereto as Exhibit 2.14 is a description of the projected use of proceeds of the Financing (the "Use of Proceeds") by booktech for its 2000 fiscal year. Following the Closing, Parent and booktech shall not make any expenditure or incur any liability not expressly contemplated by the Use of Proceeds without the prior approval of the Board of Directors. The Use of Proceeds may be amended from time to time upon the unanimous vote of the Board of Directors.



III.     REPRESENTATIONS AND WARRANTIES.

                  ss.3.01    Representations and Warranties of Parent and
                              Merger-Sub.

                  Parent and Merger-Sub represent and warrant to booktech as follows:

                  (a)      Organization and Qualification.

                  Parent and Merger-Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Nevada and have full corporate power and authority to conduct their businesses as and to the extent now conducted and to own, use and lease their assets and properties. As of the Closing date, Parent and Merger-Sub will be duly qualified, licensed or admitted to do business and are in good standing in each jurisdiction where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate. Except for Parent's ownership of Merger-Sub, Parent and Merger-Sub do not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Other than Parent's ownership of Merger-Sub, Parent and Merger-Sub have no subsidiaries and own no interest either directly or indirectly in any subsidiaries.

                  (b)      Organizational Documents; Capital Stock.

                           (i) Attached hereto as Exhibits 3.01(b)(i)(A) and
                  3.01(b)(i)(B) are true and complete copies of the articles of incorporation and by-laws of Parent and of Merger-Sub, respectively, as in effect on the date hereof.

                           (ii) Attached as Schedule 3.01(b)(ii) are true and
                  complete tables of all stockholders of Parent and of Merger-Sub as of the date hereof.

                           (iii) As of the Closing Date, the authorized capital
                  stock of Parent will consist solely of 54,523,810 shares of Common Stock and 5,000,000 shares of Preferred Stock. Immediately prior to the Closing, 5,000,000 shares of Common

                  Stock will be issued and outstanding, free and clear of any Liens (as defined in Section 3.01(d)). No shares are held as treasury stock. There are no outstanding options warrants, calls, subscriptions, rights, agreements or other commitments of any character obligating Parent to issue or sell any shares of capital stock of Parent, or to grant, extend or enter into any option with respect thereto. The shares of Common Stock and Preferred Stock issuable to the holders of booktech shares and the Hershey Investors, respectively, pursuant to Article I hereof, will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable. The outstanding shares of Common Stock are eligible for quotation on the Over-the-Counter Bulletin Board (the "OTCBB") of the National Association of Securities Dealers, Inc. (the "NASD").

                           (iv) There are no outstanding contractual obligations
                  of Parent or Merger-Sub to repurchase, redeem or otherwise acquire any shares of Common Stock or Merger-Sub common stock respectively.

                           (v) There are no debt obligations of Parent or
                  Merger-Sub of any nature whatsoever, and as of the Closing Date, neither Parent nor Merger-Sub will have any debt, liabilities, obligations, or contingent obligations of any nature whatsoever, except as set forth on Schedule 3.01(b)(v). Neither Parent nor Merger-Sub are guarantors or otherwise liable for any liability or obligation of any other person.

                  (c)      Authority Relative to this Agreement.

                  Parent and Merger-Sub have full corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger-Sub and the consummation by Parent and Merger-Sub of the Merger and the transactions contemplated hereby have been duly and validly approved by the respective Boards of Directors of Parent and Merger-Sub and, prior to the Closing, will have been duly and validly approved by the sole stockholder of Merger-Sub, and no other corporate proceedings on the part of Parent or Merger-Sub are necessary to authorize the execution, delivery and performance of this Agreement by Parent and Merger-Sub and the consummation by Parent and Merger-Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger-Sub, and constitutes a legal, valid and binding obligation of Parent and Merger-Sub enforceable against Parent and Merger-Sub in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors rights generally and general principles of equity (whether considered in a proceeding at law or in equity.

                  (d)      Non-Contravention; Approvals and Consents.

                           (i) The execution and delivery of this Agreement by
                  Parent and Merger-Sub does not, and the performance by Parent and Merger-Sub of their obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in, or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien, claim, mortgage, encumbrance, pledge, security interest equity or change of any kind (any of the foregoing, a "Lien") on any of the assets or properties of Parent or Merger-Sub under any of the terms, conditions or provisions of (x) the articles of incorporation or by-laws of Parent or Merger-Sub; (y) any statute, law, rule, regulation or ordinance (collectively, "Laws"), or any judgement, decree, order, writ, permit or license (collectively, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country, or any domestic or foreign state, country, city or other political subdivision (a "Governmental or Regulatory Authority"), applicable to Parent or Merger-Sub or any of their respective assets or properties; or (z) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease (capital or operating) or other instrument, obligation or agreement of any kind (collectively, "Contracts") to which either Parent or Merger-Sub is a party or by which Parent or Merger-Sub or any of its assets or properties are bound, excluding from the foregoing clauses (y) and (z) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens, which individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect (as defined in Section 3.02(a)) on Parent or Merger-Sub or on their ability to consummate the transactions contemplated by this Agreement.

                           (ii) Except for (x) filings with various state
                  authorities that are required in connection with the transactions contemplated under this Agreement, (y) the filing of the Certificates of Merger and other appropriate merger documents as required by the MBCL with the Secretary of State of Massachusetts and as required by the NMAL with the Secretary of State of Nevada, and appropriate documents with the relevant authorities of other states in which the Constituent Entities are qualified to do business, and (z) matters disclosed in Schedule 3.01(d)(ii), no consent, approval, or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which Parent or Merger-Sub is a party or by which Parent or Merger-Sub or any of their respective assets or properties is bound for the execution and delivery of this Agreement by Parent or Merger-Sub, the performance by Parent or Merger-Sub of their respective obligations hereunder or the consummation of the transactions contemplated hereby, except for such consents, approvals or actions of, filing with or notices to any Governmental or Regulatory Authority or other public or private third party, the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on Parent or Merger-Sub or on Parent's and Merger-Sub's ability to consummate the transactions contemplated by this Agreement.

                  (e)      Financial Statements.

                  Parent has delivered to booktech true, correct and complete copies of the following: the audited balance sheet of Parent as of December 31, 1998 and December 31, 1999 (the "Parent Balance Sheets"); the audited statement of operations of Parent for the fiscal years ended December 31, 1998 December 31, 1999; the audited statement of stockholders' equity of Parent for the fiscal years ended January 1, 1998 to December 31, 1998 and the unaudited statements of stockholders' equity of Parent for the period January 1, 1999 to January 31, 2000; and the audited statement of cash flows of Parent for the period January 1, 1998 to December 31, 1998 and the unaudited statement of cash flows of Parent for the period January 1, 1999 to January 31, 2000 (together the "Parent Financial Statements"). The Parent Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and are correct, complete and fairly present in all material respects the financial condition, assets, liabilities, stockholders equity and results of operations of Parent for the periods indicated and are consistent with the books and records of Parent, subject to normal and recurring year end adjustments.

                  (f)      NASD Report.

                           (i) Parent has delivered to booktech a true, correct
                  and complete copy of Parent's information report filed with the OTCBB pursuant to Rule 6740 (the "Rule"), as promulgated by the NASD, together with all amendments thereof and supplements thereto (as such document has since the time of its filing been amended or supplemented), the ("NASD Report"), which is the only document (other than preliminary material) that Parent was required to file with the NASD since such date. As of its date, the NASD Report (i) complied as to form in all material respects with the requirements of the Rule, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (ii) As of the date hereof, Common Stock is eligible
                  for quotation on the OTCBB and Parent is current in all of its reporting requirements under the Securities Exchange Act of 1934.

                           (iii) No quotation is being submitted or published,
                  directly or indirectly, on behalf of Parent or any director or officer, or any person, directly or indirectly, who is the beneficial owner of more than ten percent (10%) of the outstanding shares of any equity security of Parent.

                  (g)      Absence of Certain Changes or Events.

                  Except as set forth in Schedule 3.01(g) hereto, (i) since December 31, 1999, no change, event or development or combination of changes or developments (including any worsening of any condition currently existing) has occurred or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and Merger-Sub, and (ii) between such date and the date hereof Parent and Merger-Sub have not conducted any material operating business.

                  (h)      Absence of Undisclosed Liabilities.

                  Except for matters reflected or reserved against in the Parent Balance Sheets included in the Parent Financial Statements or as otherwise set forth on Schedule 3.01(h), neither Parent nor Merger-Sub had at such date and have not incurred since that date, any material liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations which were incurred in connection with this Agreement or in the ordinary course of business consistent with past practice.

                  (i)      Legal Proceedings.

                  Except as set forth on Schedule 3.01(i), there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Parent or Merger-Sub, threatened against, relating to or affecting, nor to the knowledge of Parent or Merger-Sub, are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Parent or Merger-Sub, any of their officers, directors, assets or properties which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent or Merger-Sub or on the ability of Parent or Merger-Sub to consummate the transactions contemplated by this Agreement. Neither Parent nor Merger-Sub is subject to any judgment, decree, court order or writ of any Governmental or Regulatory Authority.

                  (j)      Information Supplied.

                  Nothing in this Agreement or any schedule, annex, certificate, document or statement in writing which has been supplied by or on behalf of Parent or Merger-Sub, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Parent or Merger-Sub which materially and adversely affects Parent or Merger-Sub, which has not been set forth in this Agreement or in the schedules, exhibits, annexes, certificates, documents or statements in writing furnished by Parent or Merger-Sub in connection with the transactions contemplated by this Agreement.

                  (k)      Compliance with Laws and Orders.

                  Parent and Merger-Sub hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their businesses (the "Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Parent or Merger-Sub. Parent and Merger-Sub are in compliance with the terms of the Permits, except failures so to comply which, individually or in the aggregate, do not have and are not reasonably expected to have a Material Adverse Effect on Parent or Merger-Sub. Parent and Merger-Sub are not in violation of, or in default under, any Law or Order of any Governmental or Regulatory Authority except for violations which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Parent or Merger-Sub.

                  (l)      Compliance with Agreements; Certain Agreements.

                  Neither Parent nor Merger-Sub, nor to the knowledge of Parent or Merger-Sub, any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (x) the articles of incorporation or by-laws of Parent or Merger-Sub; or (y) any material Contract to which Parent or Merger-Sub is a party or by which Parent or Merger-Sub or any of their assets or properties are bound, except in the case of clause (y) for breaches, violations and defaults which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Parent or Merger-Sub.

                  (m)      Employee Benefit Plans.

                  Neither Parent nor Merger-Sub has or contributes to any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund or other benefits, whether oral or written.

                  (n)      Patents, Trademarks, Et Cetera.

                  Neither Parent nor Merger-Sub has any Intangibles (as defined in ss.3.02(e) hereof).

                  (o)      Insurance.

                  Neither Parent nor Merger-Sub has key-person life insurance or any directors' and officers' liability or other insurance policies that insure the business, operations, properties, or assets of Parent or Merger-Sub, except as otherwise disclosed herein.

                  (p)      Labor Matters.

                  Parent has no employees. Merger-Sub has no employees. The positions and salaries of all employees of Parent and Merger-Sub are set forth on Schedule 3.01(p)(i). To the knowledge of Parent and Merger-Sub, no executive, key employee, or group of employees has any plans to terminate employment with either Parent or Merger-Sub. Parent and Merger-Sub have not experienced any labor disputes or work stoppage due to labor disagreements. Parent and Merger-Sub are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and have not been and are not engaged in any unfair labor practice as defined in the National Labor Relations

Act, as amended, the violation of which could have a Material Adverse Effect. There is no unfair labor practice charge or complaint against either Parent or Merger-Sub pending or threatened before the National Labor Relations Board. No grievance which might have a Material Adverse Effect nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and no pending claims therefore have been made. Except as disclosed in
Schedule 3.01(p)(ii), no collective bargaining agreement of Parent and Merger-Sub restricts Parent or Merger-Sub from relocating, closing or subcontracting any of its operations.

                  (q)      Tangible Property, Business, Assets, etc.

                  Except as set forth in Schedule 3.01(q) and except as contemplated by this Agreement, neither Parent nor Merger-Sub has, from the date of its respective inception, ever owned any material property (both real and personal), conducted any material business, owned any material assets, conducted any operations, or incurred any material liabilities.

                  (r)      Tax Matters.

                           (i) Except as set forth in Schedule 3.01(r), Parent
                  and Merger-Sub have filed all tax returns to be filed by applicable law prior to the Closing. All tax returns were (and, as to tax returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis. Parent and Merger-Sub (x) have paid all taxes due, or claimed or asserted in writing by any taxing authority to be due, for the periods covered by such tax returns or (y) have duly and fully provided reserves (in accordance with GAAP, adequate to reflect all such taxes.

                           (ii) Parent and Merger-Sub have established (and
                  until the Closing will maintain) on their books and records reserves in accordance with GAAP adequate to reflect all material taxes not yet due and payable. Parent has made available to booktech complete and accurate copies of all work papers associated with the calculation of Parent's and the Merger Sub's tax reserves.

                           (iii) There are no tax liens upon the assets of
                  Parent and Merger-Sub.

                           (iv) Parent and Merger-Sub have not requested (and no
                  request has been made on their behalf) any extension of time within which to file any material tax return.

                           (v) (A) No income tax returns have been examined by
                  any taxing authorities for any periods; and (B) no deficiency for any material taxes has been suggested, proposed, asserted, or assessed against Parent or Merger-Sub that has not been resolved and paid in full.

                           (vi) No audits or other administrative proceedings or
                  court proceedings are presently pending with regard to any taxes or tax returns of Parent or Merger-Sub.

                           (vii) To the extent requested by booktech, Parent has
                  made available to booktech (or, in the case of tax returns to be filed on or before the Closing, will make available) complete and accurate copies of all tax returns and associated work papers filed by or on behalf of Parent or Merger-Sub for all taxable years ending on or prior to the Closing.

                           (viii) No agreements relating to allocating or
                  sharing of any taxes have been entered into by Parent or Merger-Sub.

                           (ix) Parent or Merger-Sub have not entered into any
                  transactions that could give rise to an understatement of any tax.

                  (s)      Brokers.

                  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Parent and Merger-Sub and their affiliates directly with booktech, without the intervention of any person on behalf of Parent or Merger-Sub and their affiliates in such manner as not to give rise to any valid claim by any person against Parent, Merger-Sub, booktech or the Surviving Corporation for a finder's fee, brokerage commission or similar payment, except as specifically set forth in Schedule 3.01(s).

                  (t)      Consents Without Any Condition.

                  Parent and Merger-Sub have not made any agreement or reached any understanding not approved by booktech as a condition for obtaining any consent, authorization, approval, order, license, certificate or permit required for the consummation of the transactions contemplated by this Agreement.

                  (u)      Present Intention Not to Sell.

                  To the best of Parent's knowledge, none of the Purchasers of Common Stock and Warrants has a present intention to sell their Common Stock or Warrants, as the case may be.

                  (v)      Subsidiaries.

                  Except for Merger-Sub, Parent does not have any Subsidiaries. Merger-Sub does not have any Subsidiaries. For purposes of this Section 3.01(v), "Subsidiary" shall mean: (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency.

                  (w)      Reserved


                  (x)      Leases.

                  Neither Parent nor Merger-Sub leases or subleases any real property.

                  (y)      Contracts.

                  Neither Parent or Merger-Sub is a party to any material contract or agreement with any third party except as contemplated by this Agreement.

                  (z)      Powers of Attorney.

                  There are no outstanding powers of attorney executed on behalf of either Parent or Merger-Sub in respect of Parent or Merger-Sub, their assets, liabilities or business or their shares of capital stock.

                  (aa)     Insurance and Risk Management.

                  Schedule 3.01(aa) sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the business operations of Parent or Merger-Sub have been a party, a named insured, or otherwise the beneficiary of coverage from the period from December 31, 1998 to the date hereof:

                           (i) the name , address, and telephone number of the
                  agent;

                           (ii) the name of the insurer, the name of the
                  policyholder, and the name of each covered insured;

                           (iii) the policy number, the period of coverage and
                  premium; and

                           (iv) a description of any retrospective premium
                  adjustments or other loss-sensitive premium arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the transactions contemplated hereby will not result in the cancellation or modification of such policies; (iii) neither Parent nor Merger-Sub nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (iv) Parent has delivered true and complete copies of all policies and related indemnity or premium payment agreements to booktech; (v) the policy has not been amended or modified and no riders have been issued in respect of such policies referred to in (iv) above without the consent of booktech; and (vi) no party to the policy has repudiated any provision thereof. Schedule 3.01(aa) describes any self-insurance arrangements affecting either Parent or Merger-Sub.

                  (bb)     Environment, Health, and Safety.

                           (i)      Except as disclosed in Schedule 3.01(bb):

                                    1. Parent and Merger-Sub are and have been
                           in compliance with all applicable Environmental Laws and Safety Laws;

                                    2. Parent and Merger-Sub have obtained, and
                           are and have been in material compliance with the conditions of, all Environmental Permits required for the continued conduct of the business of Parent and Merger-Sub in the manner now conducted and presently proposed to be conducted;

                                    3. Parent and Merger-Sub have filed all
                           required applications, notices and other documents necessary to effect the timely renewal or issuance of all Environmental Permits for the continued conduct of the business of Parent and Merger-Sub in the manner now conducted and presently proposed to be conducted;

                                    4. there are no past or present events,
                           conditions or circumstances, including, without limitation, to the knowledge of Parent and Merger-Sub, pending changes in any Environmental Law or Permit or Safety Laws, that are likely to interfere with or otherwise affect the business of Parent and Merger-Sub's business in the manner now conducted or which would interfere with compliance with any Environmental Law or Permit or Safety Law;

                                    5. there are no circumstances or conditions
                           present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of Parent or Merger-Sub in respect of off-site storage, transportation or disposal of, or any off-site Release of, a Chemical Substance which reasonably may be expected to give rise to any Environmental Liabilities and costs;

                                    6. there are no circumstances or conditions
                           present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of Parent and Merger-Sub, including but not limited to any on-site Storage, use, disposal or Release of a Chemical Substance, which reasonably may be expected to give rise to any Environmental Liabilities and Costs or Safety Liability and Costs;

                                    7. none of Parent or Merger-Sub or the
                           present or past assets, properties, businesses, leaseholds or operations of Parent or Merger-Sub has received or is subject to, or within the past three years has been subject to, any outstanding order, decree, judgment, complaint, agreement, claim, citation, or notice or is subject to any ongoing judicial or administrative proceeding indicating that Parent and Merger-Sub, or the past and present assets of Parent or Merger-Sub are or may be: (A) in violation of any Environmental Law; (B) in violation of any Safety Laws; (C) responsible for the on-site or off-site storage or Release of any Chemical Substance;

                           or, (D) liable for any Environmental Liabilities and Costs or Safety Liabilities and Costs;

                                    8. none of Parent or Merger-Sub have any
                           reason to believe that Parent or Merger-Sub will become subject to a matter identified in subsection
                           (7); and, no investigation or review with respect to such matters is pending or, to the knowledge of Parent or Merger-Sub, is threatened, nor has any authority or other third-party indicated an intention to conduct the same;

                                    9. neither the business of Parent nor
                           Merger-Sub nor any of their properties or assets is subject to, or as a result of the transactions contemplated by this Agreement will be subject to, the requirements of any Environmental Laws which require notice, disclosure, cleanup or approval prior to transfer of the shares pursuant to the Merger or the business of Parent or Merger-Sub or which will impose Liens on any such asset or property or otherwise interfere with or affect the business of Parent and Merger-Sub;

                                    10. Schedule 3.01(bb)(10) lists all property
                           presently or previously leased, owned or operated by Parent and Merger-Sub and identifies all such property (and the area within that property) that has been used by Parent or Merger-Sub or by any other Person (including a prior owner or operator) for the storage or disposal of Chemical Substances;

                                    11. Schedule 3.01(bb)(11) lists all off-site
                           locations, including, without limitation, commercial waste disposal facilities or municipal landfills, to which or at which Chemical Substances originating from Parent or Merger-Sub, or their assets, properties or business have been sent (or otherwise have come to be located) in amounts that would require a waste manifest under the Resource Conservation and Recovery Act of 1976 as now in effect for treatment, storage, disposal, reuse or recycling;

                                    12. Schedule 3.01(bb)(12) sets forth a list
                           of all underground storage tanks owned or operated at any time by Parent or Merger-Sub and, except as disclosed in Schedule 3.01(bb)(12), no such tank is leaking or has leaked at any time in the past, and there is no pollution or contamination of the Environment caused by or contributed to or threatened by a Release of a Chemical Substance from any such tank; and

                                    13. Schedule 3.01(bb)(13) lists all
                           environmental audits, inspections, assessments, investigations or similar reports in Parent's or Merger Sub's possession or of which Parent and Merger-Sub are aware relating to Parent or Merger-Sub's assets, properties or business or the compliance of the same with applicable Environmental Laws and Safety Laws.

                           (ii) For purposes of this Section only, all
                  references to the "Parent" or the "Merger-Sub" are intended to include any and all other entities to which Parent or Merger-Sub may be considered a successor under applicable Environmental Laws. The representations and warranties in this section are the only representations and warranties with respect to Environmental Laws or Environmental Liabilities and Costs, or Safety Laws or Safety Liabilities and Costs notwithstanding any other language in this Agreement of general applicability.

                           (iii)    For purposes of this Section 3.01(bb):

                                    1. "Chemical Substance" means any chemical
                           substance, including but not limited to any: (i) pollutant, contaminant, irritant, chemical, raw material, intermediate, product, by-product, slag, construction debris; (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste; (iii) petroleum or any fraction thereof; (iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyl; (vi) chlorofluorocarbons; and, (vii) any other substance, material or waste, which is identified or regulated under any Environmental Law or Safety Law, as now and hereinafter in effect, or other comparable laws.

                                    2. "Environment" means soil, land surface or
                           subsurface strata, real property, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

                                    3. "Environmental Laws" mean the
                           Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, and the Clean Air Act, the Clean Water

                           Act, each, as amended or hereinafter in effect, and any other law or legal requirement, as now or hereinafter in effect, relating to: (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Chemical Substance;
                           (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Chemical Substance; (c) exposure of persons, including employees, to any Chemical Substance; (d) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance; (e) the pollution, protection or clean up of the Environment; or (f) noise.

                                    4. "Environmental Liabilities and Costs"
                           means all Losses incurred: (i) to comply with any Environmental Law; (ii) as a result of a Release of any Chemical Substance; or (iii) as a result of any environmental conditions present at, created by or arising out of the past or present operations of Parent or Merger-Sub through the Closing Date or of any prior owner or operator of a facility or site at which Parent or Merger-Sub now operate or have previously operated.

                                    5. "Environmental Permit" means any permit
                           or authorization from any governmental authority required under, issued pursuant to, or authorized by any Environmental Law.

                                    6. "Release" means any actual, threatened or
                           alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Chemical Substance into the Environment that may cause an Environmental Liability and Cost (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

                                    7. "Safety Laws" means the Occupational
                           Safety and Health Act and any other federal, state, local and foreign law, regulation or legal requirement relating to health or safety, each as now or hereinafter in effect, including any such law, regulation or legal requirement relating to the (a) exposure of employees to any Chemical Substance, air quality or working conditions or noise or (b) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to equipment or manufacturing processes, or the management, use, storage, disposal, cleanup or removal of any Chemical Substances, air quality or working conditions.

                                    8. "Safety Liabilities and Costs" means all
                           Losses incurred to comply with any Safety Law or as a result of any health or safety conditions present at, created by or arising out of the past or present operations of the Company through the Closing Date.

                  (cc)     Affiliated Transaction.

                  Except as contemplated by this Agreement, neither Parent nor Merger-Sub is a party to or bound by any contract, commitment or understanding with any of the stockholders, directors or officers of Parent or Merger-Sub or any of their affiliates or any member of their family and none of the stockholders, directors or officers of Parent or Merger-Sub or affiliates or any member of their family owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is used in the business of Parent or Merger-Sub.

                  (dd)     Government Contracts.

                  Neither Parent nor Merger-Sub has been nor are they a party to any contract or arrangement with any federal, state or local government agency.

                  (ee)     No Illegal Payments, Etc.

                  Neither Parent nor Merger-Sub, nor any of the directors, officers, employees or agents of Parent or Merger-Sub, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder Parent or Merger-Sub (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which might subject Parent or Merger-Sub to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have, individually or in the aggregate, a Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

                  (ff)     Books and Records.

                  The books and all corporate (including minute books and stock record books) and financial records of Parent and Merger-Sub are complete and correct in all material respects and have been maintained in accordance with applicable sound business practices, laws and other requirements.

                  (gg)     Consents.

                  Schedule 3.01(gg) sets forth a true, correct and complete list of any Person whose consent or approval is required and the matter, agreement or contract to which such consent relates in connection with the transactions contemplated by this Agreement.

                  (hh)     Disclosure.

                  The representations and warranties contained in this Section 3 (including the schedules and exhibits required to be delivered by Parent and Merger-Sub pursuant to this Agreement) and any certificate furnished or to be furnished by Parent and Merger-Sub to booktech do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
Section 3 not misleading. To the knowledge of Parent and Merger-Sub, there is no material fact relating to Parent and Merger-Sub or their assets, properties or business which may materially adversely affect the same which has not been disclosed in writing in this Agreement to booktech.

                  (ii)     Accuracy of Information.

                  Parent has made with the SEC all filings required by the Exchange Act (all such filings and any future filings made thereunder are collectively, the "Exchange Act Filings").

None of the Exchange Act Filings contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has not been required to make any filings under the Securities Act of 1933.

                  (jj)     Tax Free Transaction

                  Parent represents and warrants that as regards booktech and its shareholders the Merger qualifies as a tax free transaction. The Parent does not represent or warrant that the accrued interest on the Hershey Loan being converted into equity is or is not subject to tax liability.

                  ss.3.02    Representations and Warranties of booktech.

                  booktech represents and warrants to Parent and Merger-Sub as follows:

                  (a)      Organization and Qualification.

                  booktech is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to have such power and authority which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on booktech. booktech is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on booktech. As used in this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the businesses, properties, assets, liabilities, condition (financial or otherwise) or results of operations of an entity (or group of entities taken as a whole). Notwithstanding the foregoing, a Material Adverse Effect shall not include any change in political or economic matters of general applicability. booktech does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  (b)      Organizational Documents; Capital Stock.

                  Attached hereto as Exhibit 3.02(b) are true and complete copies of the Articles of Organization and By-Laws of booktech as in effect on the date hereof.

                  Attached as Schedule 3.02(b)(i) is a true and complete table of all stockholders of booktech as of the date hereof.

                  As of the Closing Date, the authorized capital stock of booktech will consist solely of 200,000 shares of common stock. Immediately prior to the Closing, 25,000 shares of common stock will be issued and outstanding, free and clear of any Liens (as defined in Section 3.01(d)). No shares are held as treasury stock except 3,000 shares at $62.50 a share and except as contemplated by this Agreement, there are no outstanding options, warrants, calls, subscriptions, rights, agreements or other commitments of any character obligating booktech to issue or sell any shares of its capital stock or to grant, extend or enter into any option with respect thereto.

                  There are no outstanding contractual obligations of booktech to repurchase, redeem or otherwise acquire any shares of booktech.

                  There are no debt obligations of booktech of any nature whatsoever, and as of the Closing Date, booktech will not have any debt, liabilities, obligations, or contingent obligations of any nature whatsoever, except as set forth on Schedule 3.02(b)(ii). booktech is not a guarantor nor is it otherwise liable for any liability or obligation of any other person.

                  (c)      Authority Relative to this Agreement.

                  booktech has full power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by booktech and the consummation by booktech of the Merger and the transactions contemplated hereby have been duly and validly approved by the Board of Directors of booktech and its stockholders, and no other proceedings on the part of booktech are necessary to authorize the execution, delivery and performance of this Agreement by booktech and the consummation by booktech of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by booktech, constitutes the legal, valid and binding obligation of booktech enforceable against booktech in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors rights generally and general principles of equity (whether considered in a proceeding at law or in equity.

                  (d)      Non-Contravention; Approvals and Consents.

                           (i) The execution and delivery of this Agreement by
                  booktech does not, and the performance by booktech of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of booktech under any of the terms, conditions or provisions of (x) the Articles of Organization or By-Laws of booktech, (y) any Laws or Orders of any Governmental or Regulatory Authority, applicable to booktech or any of its assets or properties, or (z) any Contracts to which booktech is a party or by which booktech or any of its assets or properties is bound, excluding from the foregoing clauses (y) and (z) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on booktech or on its ability to consummate the transactions contemplated by this Agreement.

                           (ii) Except (x) for the filing of the Certificate of
                  Merger and other appropriate merger documents required by the MBCL with the Secretary of State of Massachusetts, and by the NMAL with the Secretary of the State of Nevada, no consent, approval, or action of, filing with, or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which booktech is a party or by which booktech or any of its assets or properties is bound for the execution and delivery of this Agreement by booktech, the performance by booktech of its obligations hereunder or the consummation of the transactions contemplated hereby, except for such consents, approvals, or actions of, filings with or notices to any Governmental or Regulatory Authority or other public or private third party the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on Parent, booktech, the Surviving Corporation, or on booktech's ability to consummate the transactions contemplated by this Agreement.

                  (e)      Patents, Trademarks, Intangibles.

                  booktech has all right, title and interest in, or a valid and binding license to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, franchises, trade secrets, computer programs (in object or source code form), or other intangible property or asset (collectively, "Intangibles") which are individually or in the aggregate material to the conduct of its business. Attached as Exhibit 3.02(e) is a true and complete list of all Intangibles of booktech. booktech is not in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use such Intangibles. To booktech's knowledge, no such Intangibles are being infringed by any third party, and booktech is not infringing any Intangible of any third party, except for such defaults and infringements which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Parent, booktech or the Surviving Corporation.

                  (f)      Financial Statements.

                  booktech has delivered to Parent true, correct and complete copies of the following: the audited balance sheets of booktech as of July 31, 1998 as of July 31, 1999 and December 31, 1999, (the "booktech Balance Sheets"); an unaudited balance sheet of booktech as of February 28, 2000; the audited statements of operations of booktech as of July 31, 1998 and July 31, 1999 and December 31, 1999; the audited statements of stockholders' equity of booktech for the period January 1, 1998 to December 31, 1999; and the audited statement of cash flows of booktech for the period January 1, 1998 to December 31, 1999 (together the "booktech Financial Statements"). The booktech Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements), and are correct, complete and fairly present in all material respects the financial condition, assets, liabilities, stockholders equity and results of operations of booktech for the periods indicated and are consistent with the books and records of booktech, subject to normal and recurring year end adjustments and in the case of the unaudited financial statements, the absence of notes.

                  (g)      Absence of Certain Changes or Events.

                  Since February 28, 2000, no change, event or development or combination of changes or developments (including any worsening of any condition currently existing) has occurred or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on booktech.

                  (h)      Absence of Undisclosed Liabilities.

                  Except for matters reflected or reserved against in the booktech Balance Sheets, booktech did not have at such date and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations which were incurred in connection with this Agreement and the transactions contemplated hereby in the ordinary course of business consistent with past practice.

                  (i)      Legal Proceedings.

                  There are no actions, suits, arbitrations, investigations, audits or proceedings pending or to the knowledge of booktech, threatened against, relating to or affecting, nor to the knowledge of booktech, are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, booktech or any of its assets and properties which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on booktech or on the ability of booktech to consummate the transactions contemplated by this Agreement. booktech is not subject to any judgment, decree, court order or writ of any Governmental or Regulatory Authority.

                  (j)      Information Supplied.

                  Nothing in this Agreement or any schedule, exhibits, certificate, document or statement in writing which has been supplied by or on behalf of booktech, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. There is no fact known to booktech which materially and adversely affects booktech, which has not been set forth in this Agreement or in the schedules, exhibits, certificates, documents or statements in writing furnished by booktech in connection with the transactions contemplated by this Agreement.

                  (k)      Compliance with Laws and Orders.

                  booktech holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of its business (the "booktech Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on booktech. booktech is in compliance with the terms of the booktech Permits, except failures so to comply which, individually or in the aggregate, do not have and are not reasonably expected to have a Material Adverse Effect on booktech. booktech is not in violation of, or in default under, any Law or Order of any Governmental or Regulatory Authority, except for violations which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on booktech.

                  (l)      Compliance with Agreements.

                  Neither booktech, nor to the knowledge of booktech, any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (x) the Articles of Organization or By-Laws of booktech or (y) any material Contract to which booktech is a party or by which booktech or any of its assets or properties is bound, except in the case of clause (y) for breaches, violations and defaults which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on booktech.

                  (m)      Brokers.

                  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by booktech and its affiliates directly with Parent and Merger-Sub, without the intervention of any person on behalf of booktech and its affiliates in such manner as to not give rise to any valid claim by any person against booktech, Parent, Merger-Sub or the Surviving Corporation for a finder's fee, brokerage commission or similar payment, except as specifically set forth on Schedule 3.02(m).

                  (n)      Consents Without Any Condition.

                  booktech has not made any agreement or reached any understanding not approved by Parent and Merger-Sub as a condition for obtaining any consent, authorization, approval, order, license, certificate or permit required for the consummation of the transactions contemplated by this Agreement.

                  (o)      Tax Matters.

                  Except as set forth in Schedule 3.02(o) hereto:

                           (i) booktech has filed all tax returns required to be
                  filed by applicable law prior to the Closing. All tax returns were (and, as to tax returns not yet required to be filed as of the date hereof, will be) true complete and correct and filed on a timely basis. booktech has withheld and paid over to the appropriate taxing authority all taxes required to be so withheld and paid over, except where the failure to pay tax would not have a Material Adverse Effect on booktech.

                          (ii) There are no tax liens upon the assets of
                  booktech.

                           (iii) booktech has not requested (and no request has
                  been made on its behalf) any extension of time within which to file any material tax return since January 1, 1997.

                          (iv) No income tax returns have been examined by any
                  taxing authorities since January 1, 1997.

                           (v) No audits or other administrative proceedings or
                  court proceedings are presently pending with regard to any taxes or tax returns of booktech.

                           (vi) To the extent requested by Parent and Merger-Sub
                  booktech has made available to Parent and Merger-Sub (or, in the case of tax returns to be filed on or after the Closing, will make available) complete and accurate copies of all tax returns and associated work papers filed by or on behalf of booktech for all taxable years ending on or prior to the Closing.

                           (vii) booktech has always been taxed as a corporation
                  for United States federal tax purposes, and will remain so through the Closing.

                  (p)      Employee Benefit Plans.

                  booktech does not contribute to any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, other than health and disability plans nor has it any obligation to, or customary arrangement with, employees for bonuses, incentive compensation, vacations, severance pay, service award, relocation, tuition refund or other benefits, whether oral or written.

                  (q)      Intangibles.

                  (See Section 3.02 (e)).

                  (r)      Insurance.

                  booktech has neither key-person life insurance nor any directors' and officers' liability or other insurance policies that insure the business, operations, properties, or assets of booktech, except as otherwise disclosed herein.

                  (s)      Labor Matters.

                  booktech has fifty (50) employees. The positions and salaries of all employees of booktech are set forth on Schedule 3.02(s)(i). To the knowledge of booktech, no executive, key employee, or group of employees has any plans to terminate employment with booktech. booktech has not experienced any labor disputes or work stoppage due to labor disagreements. booktech is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and have not been and are not engaged in any unfair labor practice as defined in the National Labor Relations Act, as amended, the violation of which could have a Material Adverse Effect. There is no unfair labor practice charge or complaint against pending or threatened before the National Labor Relations Board. No grievance which might have a Material Adverse Effect nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and no pending claims therefore have been made. Except as disclosed in Schedule 3.02(s)(ii), no collective bargaining agreement of booktech restricts booktech from relocating, closing or subcontracting any of its operations.

                  (t)      Tangible Property, Business, Assets, etc.

                  Except as set forth in Schedule 3.02(t) and except as contemplated by this Agreement, booktech has, from the date of its respective inception, never owned any material property (both real and personal), conducted any material business, owned any material assets, conducted any operations, or incurred any material liabilities.

                  (x)      Present Intention Not to Sell.

                  To the best of booktech's knowledge, none of shareholders has a present intention to sell their capital stock.

                  (y)      Subsidiaries.

                  booktech does not have any Subsidiaries. For purposes of this
Section 3.02(y), "Subsidiary" shall mean: (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency.

                  (z)      No Material Adverse Change.

                  Since December 31, 1999, there has not been any change which has resulted in a Material Adverse Effect to booktech and no event has occurred or circumstance exists that may result in such a Material Adverse Effect to booktech.

                  (aa)     Leases.

                  Except as set forth on Schedule 3.02(aa) booktech does not lease or subleases any real property.

                  (bb)     Contracts.

                  Except as set forth on Schedule 3.02(bb) booktech is not a party to any material contract or agreement with any third party except as contemplated by this Agreement.

                  (cc)     Powers of Attorney.

                  There are no outstanding powers of attorney executed on behalf of booktech in respect of booktech, its assets, liabilities or business or its shares of capital stock.

                  (dd)     Insurance and Risk Management.

                  Schedule 3.02(dd) sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the business operations of booktech have been a party, a named insured, or otherwise the beneficiary of coverage from the period from December 31, 1998 to the date hereof:

                           (i) the name , address, and telephone number of the
                  agent;

                           (ii) the name of the insurer, the name of the
                  policyholder, and the name of each covered insured;

                           (iii) the policy number, the period of coverage and
                  premium; and

                           (iv) a description of any retrospective premium
                  adjustments or other loss-sensitive premium arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the transactions contemplated hereby will not result in the cancellation or modification of such policies; (iii) neither booktech nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (iv) booktech has delivered true and complete copies of all policies and related indemnity or premium payment agreements to Parent; (v) the policy has not been amended or modified and no riders have been issued in respect of such policies referred to in (iv) above without the consent of booktech; and (vi) no party to the policy has repudiated any provision thereof. Schedule 3.02(dd) describes any self-insurance arrangements affecting either Parent or Merger-Sub.

                  (ee)     Environment, Health, and Safety.

                           (i)      Except as disclosed in Schedule 3.02(ee):

                                    1. booktech is and has been in compliance
                           with all applicable Environmental Laws and Safety
                           Laws;

                                    2. booktech has obtained, and is and has
                           been in material compliance with the conditions of, all Environmental Permits required for the continued conduct of the business of booktech in the manner now conducted and presently proposed to be conducted;

                                    3. booktech has filed all required
                           applications, notices and other documents necessary to effect the timely renewal or issuance of all Environmental Permits for the continued conduct of the business of booktech in the manner now conducted and presently proposed to be conducted;

                                    4. there are no past or present events,
                           conditions or circumstances, including, without limitation, to the knowledge of booktech, pending changes in any Environmental Law or Permit or Safety Laws, that are likely to interfere with or otherwise affect the business of booktech in the manner now conducted or which would interfere with compliance with any Environmental Law or Permit or Safety Law;

                                    5. there are no circumstances or conditions
                           present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of booktech in respect of off-site storage, transportation or disposal of, or any off-site Release of, a Chemical Substance which reasonably may be expected to give rise to any Environmental Liabilities and costs;

                                    6. there are no circumstances or conditions
                           present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of booktech, including but not limited to any on-site Storage, use, disposal or Release of a Chemical Substance, which reasonably may be expected to give rise to any Environmental Liabilities and Costs or Safety Liability and Costs;

                                    7. booktech has not and its present or past
                           assets, properties, businesses, leaseholds or operations have not received or been subject to, or within the past three years been subject to, any outstanding order, decree, judgment, complaint, agreement, claim, citation, or notice or is subject to any ongoing judicial or administrative proceeding indicating that booktech, or the past and present assets of booktech are or may be: (A) in violation of any Environmental Law; (B) in violation of any Safety Laws; (C) responsible for the on-site or off-site storage or Release of any Chemical Substance; or, (D) liable for any Environmental Liabilities and Costs or Safety Liabilities and Costs;

                                    8. booktech has no reason to believe that
                           booktech will become subject to a matter identified in subsection (7); and, no investigation or review with respect to such matters is pending or, to the knowledge of booktech, is threatened, nor has any authority or other third-party indicated an intention to conduct the same;

                                    9. neither the business of booktech nor any
                           of its properties or assets is subject to, or as a result of the transactions contemplated by this Agreement will be subject to, the requirements of any Environmental Laws which require notice, disclosure, cleanup or approval prior to transfer of the shares pursuant to the Merger or the business of booktech or which will impose Liens on any such asset or property or otherwise interfere with or affect the business of booktech;

                                    10. Schedule 3.02(ee)(i)(10) lists all
                           property presently or previously leased, owned or operated by booktech and identifies all such property (and the area within that property) that has been used by booktech or by any other Person (including a prior owner or operator) for the storage or disposal of Chemical Substances;

                                    11. Schedule 3.02(ee)(i)(11) lists all
                           off-site locations, including, without limitation, commercial waste disposal facilities or municipal landfills, to which or at which Chemical Substances originating from booktech, or its assets, properties or business have been sent (or otherwise have come to be located) in amounts that would require a waste manifest under the Resource Conservation and Recovery Act of 1976 as now in effect for treatment, storage, disposal, reuse or recycling;

                                    12. Schedule 3.02(ee)(i)(12) sets forth a
                           list of all underground storage tanks owned or operated at any time by booktech and, except as disclosed in Schedule 3.02(ee)(i)(12), no such tank is leaking or has leaked at any time in the past, and there is no pollution or contamination of the Environment caused by or contributed to or threatened by a Release of a Chemical Substance from any such tank; and

                                    13. Schedule 3.02(ee)(i)(13) lists all
                           environmental audits, inspections, assessments, investigations or similar reports in booktech's possession or of which booktech is aware relating to booktech's assets, properties or business or the compliance of the same with applicable Environmental Laws and Safety Laws.

                           (ii) For purposes of this Section only, all
                  references to the "booktech" are intended to include any and all other entities to which booktech may be considered a successor under applicable Environmental Laws. The representations and warranties in this section are the only representations and warranties with respect to Environmental Laws or Environmental Liabilities and Costs, or Safety Laws or Safety Liabilities and Costs notwithstanding any other language in this Agreement of general applicability.

                           (iii)    For purposes of this Section 3.02(ee)(iii):

                                    1. "Chemical Substance" means any chemical
                           substance, including but not limited to any: (i) pollutant, contaminant, irritant, chemical, raw material, intermediate, product, by-product, slag, construction debris; (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste; (iii) petroleum or any fraction thereof; (iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyl; (vi) chlorofluorocarbons; and, (vii) any other substance, material or waste, which is identified or regulated under any Environmental Law or Safety Law, as now and hereinafter in effect, or other comparable laws.

                                    2. "Environment" means soil, land surface or
                           subsurface strata, real property, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

                                    3. "Environmental Laws" mean the
                           Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, and the Clean Air Act, the Clean Water Act, each, as amended or hereinafter in effect, and any other law or legal requirement, as now or hereinafter in effect, relating to: (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Chemical Substance;
                           (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Chemical Substance; (c) exposure of persons, including employees, to any Chemical Substance; (d) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance; (e) the pollution, protection or clean up of the Environment; or (f) noise.

                                    4. "Environmental Liabilities and Costs"
                           means all Losses incurred: (i) to comply with any Environmental Law; (ii) as a result of a Release of any Chemical Substance; or (iii) as a result of any environmental conditions present at, created by or arising out of the past or present operations of booktech through the Closing Date or of any prior owner or operator of a facility or site at which booktech now operates or has previously operated.

                                    5. "Environmental Permit" means any permit
                           or authorization from any governmental authority required under, issued pursuant to, or authorized by any Environmental Law.

                                    6. "Release" means any actual, threatened or
                           alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Chemical Substance into the Environment that may cause an Environmental Liability and Cost (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

                                    7. "Safety Laws" means the Occupational
                           Safety and Health Act and any other federal, state, local and foreign law, regulation or legal requirement relating to health or safety, each as now or hereinafter in effect, including any such law, regulation or legal requirement relating to the (a) exposure of employees to any Chemical Substance, air quality or working conditions or noise or (b) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to equipment or manufacturing processes, or the management, use, storage, disposal, cleanup or removal of any Chemical Substances, air quality or working conditions.

                                    8. "Safety Liabilities and Costs" means all
                           Losses incurred to comply with any Safety Law or as a result of any health or safety conditions present at, created by or arising out of the past or present operations of the Company through the Closing Date.

                  (ff)     Affiliated Transaction.

                  Except as contemplated by this Agreement, booktech is not a party to or bound by any contract, commitment or understanding with any of the stockholders, directors or officers of booktech or any of their affiliates or any member of their family and none of the stockholders, directors or officers of booktech or affiliates or any member of their family owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is used in the business of booktech.

                  (gg)     Government Contracts.

                  booktech has not been nor are they a party to any contract or arrangement with any federal, state or local government agency.

                  (hh)     No Illegal Payments, Etc.

                  Neither booktech, nor any of the directors, officers, employees or agents of booktech, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder booktech (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which might subject booktech to any damage or penalty in any civil, criminal or governmental litigation or proceeding or
(ii) the non-continuation of which has had or might have, individually or in the aggregate, a Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

                  (ii)     Books and Records.

                  The books and all corporate (including minute books and stock record books) and financial records of booktech are complete and correct in all material respects and have been maintained in accordance with applicable sound business practices, laws and other requirements.

                  (jj)     Consents.

                  Schedule 3.02(jj) sets forth a true, correct and complete list of any Person whose consent or approval is required and the matter, agreement or contract to which such consent relates in connection with the transactions contemplated by this Agreement.

IV.      COVENANTS.

                  ss.4.01    Covenants of Parent and Merger-Sub.

                  Parent and Merger-Sub covenant and agree as follows:

                  (a)      Articles of Incorporation and By-Laws.

                  As of the Closing Date, the articles of incorporation and by-laws of Merger-Sub shall be in the form of Exhibit 4.01(a)(i) and the articles of incorporation and by-laws of Parent shall be in the form of Exhibit 4.01(a)(ii).

                  (b)      Shares, Options and Warrants.

                  Except as contemplated hereby, until the earlier of the Effective Time or the Termination of this Agreement pursuant to Article VI (the "Release Time") without the prior written consent of booktech, no share of capital stock of Parent or Merger-Sub or any option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into or exchangeable for any such share, shall be issued or sold by Parent or Merger-Sub, nor shall Parent or Merger-Sub enter into any agreement or commitment to effect any such issuance or sale, except as set forth in Schedule 4.01(b) hereto.

                  (c)      Dividends and Purchases of Stock.

                  Until the Release Time, without the prior written consent of booktech, no cash or non-cash dividend or liquidating or other distribution or stock split shall be authorized, declared, paid or effected by Parent or Merger-Sub in connection with their respective outstanding capital stock.

                  (d)      Borrowing of Money; Working Capital.

                  Until the Release Time, neither Parent nor Merger-Sub shall incur indebtedness for borrowed money. Until the Release Time, neither Parent nor Merger-Sub shall guarantee the borrowing of money by any third party, enter into or modify any capital or operating lease or enter into any material agreement, which in any case would by its terms require the payment by Parent or Merger-Sub of more than $5,000 by Parent or Merger-Sub in any twelve (12) month period.

                  (e)      Access.

                  Until the Release Time, Parent and Merger-Sub will afford the Directors, officers, employees, counsel, agents, investment bankers, accountants, and other representatives of booktech reasonable access to the plants, properties, books, and records of Parent and Merger-Sub, will permit them to make extracts from and copies of such books and records, and will from time to time furnish booktech with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Parent and Merger-Sub as booktech from time to time may reasonably request.

                  (f)      Conduct of Business.

                  Except as otherwise contemplated or permitted hereby, until the Release Time, neither Parent nor Merger-Sub shall take any action that would or is reasonably likely to result in any of the representations or warranties of Parent or Merger-Sub set forth in this Agreement being untrue at the Closing Date, or in any of the conditions to the Merger set forth in Article V not being satisfied. Except as otherwise contemplated or permitted hereby, until the Release Time, Parent and Merger-Sub will conduct their affairs in all respects only in the ordinary course.

                  (g)      Advice of Changes.

                  Until the Release Time, Parent and Merger-Sub will promptly advise booktech in a reasonably detailed written notice of any fact or occurrence or any pending threatened occurrence of which either of them obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing or known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult in the absence of such fact or occurrence, or which (if existing or known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

                  (h)      Public Statements.

                  Before Parent or Merger-Sub releases any information concerning this Agreement, the Merger, or any other transactions contemplated by this Agreement which is intended for or is reasonably expected to result in public dissemination thereof, Parent and Merger-Sub shall cooperate with booktech, shall furnish drafts of all documents or proposed oral statements to booktech for comments, and shall not release any such information without the prior consent of booktech; provided, however, that the foregoing shall not be deemed to prevent Parent or Merger-Sub from releasing any information or making any disclosure to the extent that Parent or Merger-Sub reasonably determines that it is required to do so by law.

                  (i)      Other Proposals.

                  Until the Release Time, Parent and Merger-Sub shall not, and shall not authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of Parent and Merger-Sub, directly or indirectly, to: (i) initiate contact with any person or entity in an effort to solicit any Takeover Proposal (as such term is defined in this Section 4.01(i); (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Parent or Merger-Sub to, any person or entity in connection with any Takeover Proposal;
(iii) negotiate with any person or entity with respect to any Takeover Proposal; or (iv) enter into any agreement or understanding with the intent to effect a Takeover Proposal; provided, however, that Parent or Merger-Sub shall be entitled to take any action described in the foregoing clauses (ii)-(iv) if and to the extent that the Board of Directors of Parent or Merger-Sub determines in good faith, based on the advice of its counsel, that the failure to take any such action would violate its fiduciary duties to Parent's or Merger-

Sub's stockholders. Parent and Merger-Sub will immediately give written notice to booktech of the details of any Takeover Proposal of which Parent or Merger-Sub becomes aware. As used in this Section 4.01(i), "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger, consolidation, reorganization, other business combination, or recapitalization involving Parent or Merger-Sub, for the acquisition of a ten percent (10%) or greater interest in the equity or in any class or series of capital stock of Parent or Merger-Sub, for the acquisition of the right to cast ten percent (10%) or more of the votes on any matter with respect to Parent or Merger-Sub or any subsidiary of Parent or Merger-Sub, or for the acquisition of one of their divisions or of a substantial portion of any of their respective assets, the effect of which may be to prohibit, restrict, or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement, or impair the contemplated benefits to booktech of the Merger or any of the other transactions contemplated by this Agreement.

                  (j)      Consents Without Any Condition.

                  Neither Parent nor Merger-Sub shall make any agreement or reach any understanding, not approved in writing by booktech, as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

                  (k)      Transfer Taxes.

                  Parent and Merger-Sub shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Effective Time.

                  (l)      Issuance of Stock.

                  The issuance of stock by Parent in connection with the Merger will be effected on a private placement basis pursuant to Regulation S and/or rule 506 under Regulation D of the Securities Act.

                  (m)      Directors' and Officers' Insurance.

                           (i) Parent shall at its expense, until the third
                  (3rd) anniversary of the Effective Time, cause to be maintained in effect, to the extent available, policies of directors' and officers' liability insurance in a face amount of not less than $10,000,000.

                           (ii) The provisions of this Section 4.01(m) are
                  intended to be for the benefit of, and shall be enforceable by, each party entitled to insurance coverage under Section 4.01(m)(i) above, and his or her heirs and legal representatives, and shall be in addition to any other rights a Director or Officer may have under the articles of incorporation or by-laws of Parent or under the NMAL, or otherwise.

                           (iii) In the event Parent or any of its successors or
                  assigns (a) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (b) transfers all or substantially all of its properties and assets to any person, then, in each such case, proper provision shall be made so that the successors and assigns of Parent, as the case may be, shall assume the obligations set forth in this Section 4.01(m).

                  (n)      OTCBB Listing.

                  Parent shall cause the shares of Common Stock to remain eligible for quotation on the OTCBB of the NASD.

                  (o)      Approval of Board of Directors.

                  Prior to the date of this Agreement, the Boards of Directors of Parent and Merger-Sub by written consent approved the terms of this Agreement.

                  (p)      SEC Filings.

                  Parent shall use reasonable efforts to prepare and file in a timely manner any Exchange Act Filings required to be made prior to or after the Closing Date. If at any time prior to the Closing Date Parent finds that any Exchange Act Filing contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall, upon becoming aware of any such untrue statement or omission, promptly notify booktech.

                  (q)      Reputable Investor.

                  Parent shall retain a reputable investor relations firm that is reasonably acceptable to Parent and booktech pursuant to an agreement substantially in the form of Exhibit 4.01(q) hereto.

                  (r)      AMEX Listing.

                  Parent shall use its best efforts to cause its shares of Common Stock to be admitted for trading on the American Stock Exchange ("AMEX"), subject to official notice of issuance, as soon as possible.

                  (s)      Notices and Consents.

                  Parent and Merger-Sub have given any notices to third parties, and will each use their best efforts to obtain any third party consents, that are required in connection with the transactions contemplated by this Agreement, as set forth in Schedule 4.01(s).

                  (t)      Written Consent of Sole Stockholder.

                  Merger-Sub shall obtain the written consent of Parent, its sole stockholder, approving all matters necessary for the consummation of the transactions contemplated by this Agreement.

                  (u)      Confidentiality.

                  Both Parent and Merger-Sub shall insure that all information and documentation of a confidential or proprietary nature which is obtained pursuant to this Agreement or the transactions contemplated hereby and which has been marked or otherwise expressly identified as confidential shall be treated as strictly confidential and that all such information and documentation which such party or any of their respective officers, directors, employees, attorneys, agents, investment bankers or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities or future prospects of the other parties hereto, any affiliate of such other parties, or any customer or supplier of such other parties or any such affiliate shall not be published, disclosed or made accessible by any of them to any other person or entity at any time or used by any of them, in each case without the prior written consent of the other parties hereto; provided, however, that the restrictions of this Section 4.01(u) shall not apply (i) as may otherwise be required by law, (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement; or (iii) to the extent such information was in the public domain when received or thereafter enters the public domain other than because of disclosure by the other parties hereto. Both Parent and Merger-Sub shall, and shall cause all of such other persons and entities who receive or received such confidential or proprietary information and materials from time to time to return to the party who provided such information or materials all of such information and materials at such time as negotiations with respect to the Mergers are terminated.

                  (v)      General.

                  Parent and Merger-Sub will use their best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth is Sections 5.01 and 5.02 below).

                  ss.4.02    Covenants of booktech.

                  booktech covenants and agrees as follows:

                  (a)      Articles of Organization and By-Laws.

                  As of the Closing Date, the articles of Organization and by-laws of booktech shall be in the form of Exhibit 4.02(a).

                  (b)      Shares, Options and Warrants.

                  Except as contemplated hereby, until the earlier of the Effective Time or the Release Time without the prior written consent of Parent, no share of capital stock of booktech or any option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into or exchangeable for any such share, shall be issued or sold by booktech, nor shall booktech enter into any agreement or commitment to effect any such issuance or sale, except as set forth in Schedule 4.02(b) hereto.

                  (c)      Borrowing of Money; Working Capital.

                  Until the Release Time, booktech shall not incur indebtedness for borrowed money. Until the Release Time, booktech shall not guarantee the borrowing of money by any third party, enter into or modify any capital or operating lease or enter into any material agreement, which in any case would by its terms require the payment by booktech of more than $5,000 by booktech in any twelve (12) month period.

                  (d)      Access.

                  Until the Release Time, booktech will afford the Directors, officers, employees, counsel, agents, investment bankers, accountants, and other representatives of Parent and Merger-Sub reasonable access to the plants, properties, books, and records of booktech, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Parent and Merger-Sub with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of booktech as Parent and Merger-Sub from time to time may reasonably request.

                  (e)      Conduct of Business.

                  Until the Release Time, booktech shall not take any action that would or is reasonably likely to result in any of the representations or warranties of booktech set forth in this Agreement being untrue at the Closing Date or to any of the conditions to the Merger set forth in Article V not being satisfied. Until the Release Time, booktech will use all reasonable efforts to preserve the business operations of booktech intact, to keep available the services of its present personnel, and to preserve the good will of its suppliers, customers, and others having business relations with any of them.

                  (f)      Advice of Changes.

                  Until the Release Time, booktech will promptly advise Parent and Merger-Sub in a reasonably detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing or known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

                  (g)      Public Statements.

                  Before booktech releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for or is reasonably expected to result in public dissemination thereof, booktech shall cooperate with


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

Parent and Merger-Sub, shall furnish drafts of all documents or proposed oral statements to Parent and Merger-Sub for comments, and shall not release any such information without the prior consent of Parent; provided, however, that the foregoing shall not be deemed to prevent booktech from releasing any information or making any disclosure to the extent booktech reasonably determines that it is required to do so by law.

                  (h)      Securities Law Exemption.

                  booktech, at its expense, will take all necessary steps to insure that there are less than an aggregate of 35 non-accredited holders of its securities and the securities of Virtuosity (on a consolidated basis) at the Effective Time.

                  (i)      Approval of Board of Directors.

                  Prior to the date of this Agreement, the Board of Directors of booktech by written consent approved the terms of this Agreement.

                  (j)      Break-Up Fee.

                  If booktech terminates this Agreement other than for Parent's failure to perform its obligations hereunder, then booktech shall pay to Verus a break-up fee not to exceed $85,000.

                  (k)      Stockholders Meeting.

                  booktech shall call a special meeting of its stockholders to consider and vote upon the matters necessary for the consummation of the transactions contemplated by this Agreement (or, alternatively, shall solicit written consents in lieu of holding such a special meeting).


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

                  (l)      Confidentiality.

                  booktech shall insure that all information and documentation of a confidential or proprietary nature which is obtained pursuant to this Agreement or the transactions contemplated hereby shall be treated as strictly confidential and that all such information and documentation which such party or any of its respective officers, directors, employees, attorneys, agents, investment bankers or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities or future prospects of the other parties hereto, any affiliate of such other parties, or any customer or supplier of such other parties or any such affiliate shall not be published, disclosed or made accessible by any of them to any other person or entity at any time or used by any of them, in each case without the prior written consent of the other parties hereto; provided, however, that the restrictions of this Section 4.02(h) shall not apply (i) as may otherwise be required by law, (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement; or (iii) to the extent such information was in the public domain when received or thereafter enters the public domain other than because of disclosure by the other parties hereto. booktech shall, and shall cause all of such other persons and entities who receive or received such confidential or proprietary information and materials from time to time to return to the party who provided such information or materials all of such information and materials at such time as negotiations with respect to the Mergers are terminated.

                  (m)      General.

                  booktech will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by


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this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 5.03 below).

V.       CONDITIONS.

                  ss.5.01 Conditions to Each Party's Obligation to Effect the Merger.

                  The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a)      Stockholder Approval.

                  This Agreement and the Merger shall have been adopted by the requisite vote of (i) the stockholders of Merger-Sub and (ii) the stockholders of booktech.

                  (b)      State Securities Laws.

                  Parent shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue Common Stock pursuant to the Merger.

                  (c)      No Injunctions or Restraints.

                  No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

                  (d)      Consents and Approvals.

                  Other than the filings provided for by Section 1.02, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of Parent, Merger-Sub or booktech to consummate the


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

Merger shall have been obtained, all in form and substance reasonably satisfactory to each of Parent, Merger-Sub and booktech, and no such consent, approval or action shall contain any term or condition which could be reasonably expected to result in a material diminution of the benefits of the Merger to the stockholders of Parent and booktech.

                  (e)      Customary Documents.

                  All customary certificates, documents, instruments and opinions of counsel, which each of the parties agrees to negotiate in good faith shall be executed and delivered on or before the Closing Date.

                  ss.5.02 Conditions to Obligation of Parent and Merger-Sub to Effect the Merger.

                  The obligation of Parent and Merger-Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Parent and Merger-Sub and in their sole discretion):

                  (a)      Representations and Warranties.

                  The representations and warranties made by booktech in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and booktech shall have delivered to Parent a certificate, dated the Closing Date and executed on behalf of booktech by a duly authorized officer, to such effect.


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

                  (b)      Performance of Obligations.

                  booktech shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by booktech at or prior to the Closing, and booktech shall have delivered to Parent a certificate dated the Closing Date and executed on behalf of booktech by a duly authorized officer, to such effect.

                  (c)      Other Closing Documents.

                  booktech shall have delivered to Parent and Merger-Sub at or prior to the Closing Date such other documents as Parent or Merger-Sub may reasonably request in order to enable Parent or Merger-Sub to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                  (d)      Review of Proceedings.

                  All actions, proceedings, instruments and documents required by Parent and Merger-Sub to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Preston Gates & Ellis LLP, counsel to Parent and Merger-Sub, and booktech shall have furnished such documents as such counsel may have reasonably requested for the purpose of enabling it to pass upon such matters.

                  (e)      Legal Action.

                  There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.


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

                  (f)      Certificates.

                  booktech shall have delivered to each of Parent and Merger-Sub a certificate to the effect that each of the conditions specified in Section
5.03 are satisfied in all respects.

                  (g)      Opinion.

                  Each of Parent and Merger-Sub shall have received an opinion from counsel to booktech, in form and substance as set forth in Exhibit 5.02(g) attached hereto, addressed to both Parent and Merger-Sub, and dated as of the Closing Date.

                  ss.5.03 Conditions to Obligation of booktech to Effect the Merger.

                  The obligation of booktech to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by booktech in its sole discretion):

                  (a)      Representations and Warranties

                  The representations and warranties made by Parent and Merger-Sub in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Parent and Merger-Sub shall have delivered to booktech a certificate, dated the Closing Date and executed on behalf of Parent and Merger-Sub by a duly authorized officer, to such effect.

                  (b)      Performance of Obligations.

                  Parent and Merger-Sub shall have performed and complied with in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent and Merger-Sub at or prior to the Closing, and Parent and


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

Merger-Sub shall have delivered to booktech a certificate, dated the Closing Date and executed on behalf of Parent and Merger-Sub by a duly authorized officer, to such effect.

                  (c)      Other Closing Documents.

                  Parent and Merger-Sub shall have delivered to booktech at or prior to the Effective Time such other documents as booktech may reasonably request in order to enable booktech to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                  (d)      Review of Proceedings.

                  All actions, proceedings, instruments and documents required by booktech to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Camhy Karlinsky & Stein LLP, counsel to booktech, and Parent and Merger-Sub shall have furnished such documents as such counsel may have reasonably requested for the purpose of enabling it to pass upon such matters.

                  (e)      Legal Action.

                  There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto or to cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

                  (f)      OTCBB.

                  The shares of the Common Stock issued shall remain eligible for quotation on the OTCBB of the NASD.


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

                  (g)      Tax-Free Exchanges.

                  booktech and its advisors shall be reasonably satisfied that the Merger will qualify as a tax-free exchange.

                  (h)      Capital.

                  Parent and Merger-Sub shall be in strict compliance with
Section 2.05.

                  (i)      Consents.

                  Parent and Merger-Sub shall have procured all of the consents, approvals or authorizations and third party consents specified in Schedule 4.01(s).

                  (j)      Certificates.

                  Parent and Merger-Sub shall each have delivered to booktech a certificate to the effect that the representations and warranties set forth in
Section 4.01 are true and correct as of the Closing, and each of the conditions specified in Section 5.02 are satisfied in all respects.

                  (k)      Opinion.

                  booktech shall have received an opinion from counsel to each of Parent and Merger-Sub, in form and substance as set forth in Exhibit 5.03(k) attached hereto, addressed to booktech, and dated as of the Closing Date.

                  (l)      Due Diligence.

                  booktech shall have completed its due diligence investigation of Parent and Merger-Sub and shall have been satisfied, in its sole discretion, with the results of such investigation.


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

                  (m)      No Material Adverse Change.

                  There shall not have been any change which has resulted in a Material Adverse Effect and no event has occurred or circumstances exists that may result in such a Material Adverse Effect.

VI.      TERMINATION.

                  ss.6.01 Termination.

                  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether prior to or after Merger-Sub's stockholders' approval or the booktech's stockholders' approval:

                  (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors.

                  (b) By either booktech, Parent or Merger-Sub upon written notification to the other party, if:

                           (i) Merger-Sub's stockholders' approval or booktech's
                  stockholders' approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such stockholders; or

                           (ii) facts exist which render impossible the
                  satisfaction of one or more of the conditions set forth in
                  Section 5.01 and such are not waived by Parent, Merger-Sub and booktech.

                  (c) By Parent and Merger-Sub upon written notification to booktech, if:

                           (i) there has been a material breach of any
                  representation, warranty, covenant or agreement on the part of booktech set forth in this Agreement which breach has not been cured within ten (10) business days following receipt by booktech of notice of such breach from Parent or Merger-Sub or assurance of such cure reasonably satisfactory to Parent and Merger-Sub have not been given by or on behalf of booktech within such ten (10) business day period; or

                           (ii) facts exist which render impossible the
                  satisfaction of one or more of the conditions set forth in
                  Section 5.02 and such are not waived by booktech; or

                  (d) By booktech upon written notification to Parent and Merger-Sub, if:

                           (i) at any time after March 31, 2000 if the Merger
                  shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by booktech; or

                           (ii) there has been a material breach of any
                  representation, warranty, covenant or agreement on the part of Parent or Merger-Sub set forth in this Agreement which breach has not been cured within ten (10) business days following receipt by Parent or Merger-Sub of notice of such breach from booktech or assurance of such cure reasonably satisfactory to booktech shall not have been given by or on behalf of Parent or Merger-Sub within such ten (10) business day period; or

                           (iii) facts exist which render impossible the
                  satisfaction of one or more of the conditions set forth in
                  Section 5.03 and such are not waived by booktech.

                  ss.6.02 Effect of Termination.

                  If this Agreement is validly terminated by Parent and Merger-Sub or booktech pursuant to Section 6.01, this Agreement shall forthwith become null and void and there shall be


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

no liability or obligation on the part of either Parent and Merger-Sub or booktech (or any of their respective officers, directors, representatives, or affiliates), except that (i) the provisions of this Section 6.02, and the Break-Up Fee referred to in Section 4.02(f) will continue to apply following any such termination, and (ii) nothing contained herein shall relieve Parent and Merger-Sub, or booktech from liability for willful or intentional breach of their respective obligations contained in this Agreement or for fraud.

VII.     INDEMNIFICATION.

                  ss.7.01 Indemnification by Parent.

                  Parent agrees to indemnify and hold harmless booktech and its officers, directors, employees, counsel and agents (the "booktech Indemnitees") against and in respect of any and all liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of claims, damages, complaints, demands, causes of action, audit, investigations, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively the "Losses") (within one (1) year of the Closing Date) arising out of or based upon any breach or inaccuracy of any representation, warranty, covenant or agreement of Parent or Merger-Sub contained in this Agreement (including the Exhibits and Schedules attached hereto) or any certificates delivered pursuant to this Agreement, or arising out of any litigation pending against Parent or Merger-Sub, their officers or directors, on the date of this Agreement.

                  ss.7.02 Indemnification by booktech.


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

                  booktech agrees to indemnify and hold harmless Parent and Merger-Sub and their officers, directors, employees, counsel and agents (the "E&G Indemnitees") against and in respect of any and all Losses within one (1) year of the Closing Date, arising out of or based upon any breach or inaccuracy of any representation, warranty, covenant or agreement of booktech contained in this Agreement (including the Exhibits and Schedules attached hereto) or any certificates delivered pursuant to this Agreement, or arising out of any litigation pending against booktech, its officers or directors on the date of this Agreement.

                  ss.7.03 Third Party Claims.

                  If any third party shall notify any party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (a) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have


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

the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (b) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.03(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all liability thereunder.

                  (c) In the event any of the conditions in Section 7.05(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Parties


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

will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 7.

VIII.    MISCELLANEOUS.

                  ss.8.01 Further Actions.

                  Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by the other party to consummate the Merger, to vest the booktech with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Entities or to effect the other purposes of this Agreement.

                  ss.8.02 Availability of Equitable Remedies.

                  Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Effective Time, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

                  ss.8.03 Survival.

                  The representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger. The termination of any such representations and warranties, however, shall not effect any claim for breaches of


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

representations or warranties if written notice thereof is given to the breaching party or parties prior to such termination date.

                  ss.8.04 Modification.

                  This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

                  ss.8.05 Notices.

                  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, express mail, e-mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8.05) with copies (which copies shall not constitute notice) as follows:

                  If to Parent
                  and Merger-Sub:               Ebony & Gold Ventures, Inc.
                                                c/o Verus International Ltd.
                                                Hanger 5, 4360 Agar Drive
                                                Richmond, British Columbia
                                                  V7B 1A3

                  With a copy to:               Preston Gates & Ellis LLP
                                                701 Fifth Avenue, Suite 5000
                                                Seattle, Washington 98104
                                                Attn: Gary J. Kocher

                  If to booktech:               booktech.com, inc.
                                                42 Cummings Park

                                                Woburn, Massachusetts 01801

                  With a copy to:               Camhy Karlinsky & Stein LLP
                                                1740 Broadway, 16th Floor
                                                New York, New York 10019-4315
                                                Attn:  Willie E. Dennis, Esq.

                  Any notice shall be addressed to the attention of the Chief Executive Officer. Any notice or other communication given by certified mail shall be deemed given three (3) business days after certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this
Section 8.05 shall be deemed given at the time of receipt thereof.

                  ss.8.06 Waiver.

                  Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors, of the waiving party, or by an officer of the waiving party.

                  ss.8.07 Binding Effect.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of Parent, Merger-Sub, booktech, and their respective successors and assigns.

                  ss.8.08 No Third-Party Beneficiaries.

                  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (other than the respective successors


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

and permitted assigns of a party), except as referred to in Sections 4.01(m), 4.02(f), 7.01 and 7.02.

                  ss.8.09 Severability.

                  If any provision of this Agreement is hereafter held to be invalid, illegal or unenforceable for any reason, such provision shall be reformed to the maximum extent permitted so as to preserve the parties' original intent, failing which, it shall be severed from this Agreement, with the balance of this Agreement continuing in full force and effect. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                  ss.8.10 Merger; Assignability.

                  This Agreement, the other agreements to be delivered pursuant to this Agreement, and Exhibits and Schedules attached hereto set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all existing agreements concerning such subject matter, including the letter of intent, as amended, between booktech and Parent. This Agreement may not be assigned by any party without the prior written consent of each other party to this Agreement.

                  ss.8.11 Headings.

                  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  ss.8.12 Counterparts; Governing Law; Jurisdiction.

                  This Agreement may be executed in any number of counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute


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

one and the same instrument. This Agent shall be governed by the Laws of the State of Massachusetts. Each party to this Agreement, by its execution hereof, hereby irrevocably submits to the exclusive jurisdiction of the United States District Court located in the State of Massachusetts for the purposes of any action arising out of or based upon this Agreement, or any related agreements or relating to the subject matter hereof or thereof, in each case whether now existing or hereafter arising, (ii) hereby waives to the extent not prohibited by applicable law, agrees not to assert by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that any such action brought in the above-named court should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than the above-named court, or should be stayed by reason of the pendency of some other proceeding in any other court other than the above-named court, or that this Agreement, any related agreements or the subject matter hereof or thereof, in each case whether now existing or hereafter arising, may not be enforced in or by such court, or that this Agreement, any related agreements or relating or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence any action arising out of or based upon this Agreement, any related agreements or relating to the subject matter hereof or thereof, in each case whether now existing or hereafter arising, other than before the above-named court nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any other court other than the above-named court whether on the grounds of inconvenient forum or otherwise. Each party hereby (x) consents to service of process in any such action in any manner permitted by Massachusetts law; (y) agrees that service of process made in accordance with clause (x) or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.05, is reasonably calculated to give actual notice of any such action; and (z) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that services of process made in accordance with clause (x) or (y) does not constitute good and sufficient service of process.

                  ss.8.13 Waiver of Jury Trial.

                  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR PASSED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

                  ss.8.14 Expenses.

                  All of the costs and expenses (including legal and accounting fees and expenses and including the legal fees of Camhy Karlinsky & Stein LLP) of booktech incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Surviving Corporation at the Closing.

                  ss.8.15 Incorporation of Exhibits and Schedules.

                  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  ss.8.16 Specific Performance.

                  Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in


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

accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.


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

                  IN WITNESS WHEREOF, this Merger Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.

                             EBONY & GOLD VENTURES, INC.


                             By:
                                -------------------------------------
                                Name:  Joel Dumaresq
                                Title: President


                             EG ACQUISITIONS CORPORATION


                             By:
                                -------------------------------------
                                Name:  Joel Dumaresq
                                Title: President


                             booktech.com, inc.


                             By:
                                -------------------------------------
                                Name:  Morris A. Shepard, Ph.D.
                                Title: President & Chief Executive Officer


                             By:
                                -------------------------------------
                                Name:  Ted Bernhart
                                Title: Chief Financial Officer



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